Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 4, 1994 appearing in JeffBanks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

Price Waterhouse LLP
Philadelphia, PA
November 14, 1996